Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Kodiak Oil & Gas Corp. (the “Kodiak”) as of December 31, 2013; December 31, 2012; and December 31, 2011, incorporated by reference in this Current Report on Form 8-K.

We also consent to the incorporation by reference in the Registration Statements (No. 333-121614) on Form S-4, Registration Statements (No. 333-183729) on Form S-3 and Registration Statements (Nos. 333-111056 and 333-190197) on Form S-8, of the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Kodiak as of December 31, 2013; December 31, 2012; and December 31, 2011, which appear as Exhibit 99.2 to this Current Report on Form 8-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

October 6, 2014